Exhibit 3.1
                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                        FILED 3:15 PM 10/08/1997
                                                             971340310 - 2030956

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               HOWELL CORPORATION


      Howell Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That pursuant to action taken by the Board of Directors of Howell Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, approving such amendment and recommending such amendment be submitted to the stockholders of said corporation for approval. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Board of Directors hereby determines that it is advisable to amend the Certificate of Incorporation, as amended, of the Corporation (the "Certificate") to increase the number of shares of Common Stock that the Corporation is authorized to issue from 10 million to 50 million; and, accordingly, that the first paragraph of Article IV of the Certificate be amended to read in its entirety as follows:

             The total number of shares of stock of all classes which the corporation shall have authority to issue is Fifty-Three Million (53,000,000) of which Fifty Million (50,000,000) shares of the par value of One Dollar ($1.00) each shall be shares of common stock, and Three Million (3,000,000) shares of the par value of One Dollar ($1.00) each shall be shares of preferred stock.

      SECOND: That thereafter, pursuant to resolutions of the Board of Directors, the stockholders of said corporation took action in accordance with
Section 228(a) of the General Corporation Law of the State of Delaware to approve the amendment.

     THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


      IN WITNESS WHEREOF, Howell Corporation has caused this certificate to be signed by its authorized officer on this 1st day of October, 1997.

                               HOWELL CORPORATION



                               By:  /s/ ROBERT T. MOFFETT
                                    Robert T. Moffett
                                    Vice President, General
                                    Counsel and Secretary

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:07 AM 04/25/1994
                                                             944071095 - 2030956



                         CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION OF
                               HOWELL CORPORATION

      Howell Corporation (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended ("DGCL"), hereby certifies the following:

      FIRST: That at a meeting held on January 31, 1994, the Board of Directors of the company duly adopted the resolutions set forth below with respect to the amendments (the "Amendments") of the Certificate of Incorporation of the Company, proposed and declared the Amendments advisable and in the best interests of the company and called for the submission of the Amendments to the stockholders of the Company entitled to vote on the Amendments. The resolutions setting forth the proposed Amendments are as follows:

        RESOLVED, that the first paragraph of Article IV of the Certificate of Incorporation be amended by the deletion of the existing first paragraph of Article IV in its entirety and the substitution of the following therefore:

          The total number of shares of stock of all classes which the corporation shall have authority to issue is Thirteen Million (13,000,000) of which Ten Million (10,000,000) shares of the par value of One Dollar ($1.00) each shall be shares of common stock, and Three Million (3,000,000) shares of the par value of One Dollar ($1.00) each shall be shares of preferred stock.

;and further

           RESOLVED,  that  Article  VIII be amended by the deletion of existing
      Article VIII in its entirety and the substitution of the following therefore:

                                  ARTICLE VIII

             The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power: provided, that the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all of the shares of capital stock of the corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change, or repeal any provision of, or to adopt any provision or provisions inconsistent with, this Article VIII or
        Article X of this Certificate of Incorporation unless such amendment, alteration, repeal or adoption of any inconsistent provision or provisions is declared advisable by the Board of Directors by the affirmative vote of at least seventy five percent (75%) of the entire Board of Directors, notwithstanding the fact that a lesser percentage of such voting power or of the entire Board of Directors may be specified by the General Corporation Law of Delaware.

; and further

           RESOLVED, that a new Article X be added to the Certificate of Incorporation that shall read in its entirety as follows:

                                    ARTICLE X

             (a) Classified  Board.  At the 1994 Annual Meeting of holders of capital stock of the corporation, the directors shall be divided into three classes, with respect to the time that they severally hold office, as nearly equal in number as possible, with the initial term of office of the first class of directors to expire at the 1995 Annual Meeting of holders of capital stock of the corporation, the initial term of office of the second class of directors to expire at the 1996 Annual Meeting of holders of capital stock of the corporation and the initial term of office of the third class of directors to expire at the 1997 Annual Meeting of holders of capital stock of the corporation. Commencing with the 1995 Annual Meeting of holders of capital stock of the corporation, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding annual meeting of holders of capital stock of the corporation after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

             (b) Removal of Directors. Subject to the rights of the holders of any class of capital stock of the corporation (other than the common stock) then outstanding, (i) any director, or the entire Board of Directors, may be removed from office at any time, but only for cause, by the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all the shares of capital stock of the corporation then entitled to vote generally in the election of directors, voting together as a single class, and (ii) any director may be removed from office at any time, but only for cause, by the affirmative vote of a majority of the entire Board of Directors.

             (c) Vacancies. Subject to the rights of the holders of any class of capital stock of the corporation (other than the common stock) then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies of the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

             (d) Number of Directors. Subject to the rights of the holders of any class of capital stock of the corporation (other than the common stock), the number of directors constituting the entire Board of Directors shall be not less than three nor more than 12. Subject to the rights of the holders of any class of capital stock of the corporation (other than the common stock), the specific number of directors constituting the entire Board of Directors shall be authorized from time to time exclusively by the affirmative vote of a majority of the entire Board of Directors. As used in this Certificate of Incorporation, the term "entire Board of Directors" means the total authorized number of directors that the corporation would have if there were no vacancies.

      SECOND: That thereafter, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendments.

      THIRD: That the Amendments were duly adopted in accordance with the provisions of Section 242 of the DGCL.

      IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Incorporation of Howell Corporation to be executed by its President and its Secretary this 25th day of April, 1994.

                               HOWELL CORPORATION


                               /s/ PAUL W. FUNKHOUSER
                               Paul W. Funkhouser
                                    President


ATTEST:


/s/ ALLYN R. SKELTON, II
Allyn R. Skelton, II
Secretary

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 04/20/1993
                                                             723110177 - 2030956

                               HOWELL CORPORATION



                           CERTIFICATE OF DESIGNATIONS

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware


                   $3.50 CONVERTIBLE PREFERRED STOCK, SERIES A

                           (Par Value $1.00 Per Share)



      HOWELL CORPORATION, a Delaware corporation (the "Corporation"), through the undersigned duly authorized officer, in accordance with the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY that pursuant to the authority expressly conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation"), and by the Board of Directors upon a Special Committee thereof, and in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware, said Special Committee on April 16, 1993 adopted the following resolutions:

      RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by Article IV of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, a series of the preferred stock of the Corporation, par value $1.00 per share, be, and it hereby is, created and that the voting powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation that are applicable to all series) are hereby fixed as follows:

      SECTION 1. DESIGNATION OF THE SERIES; AMOUNT. The shares of the series authorized by this resolution shall be designated as "$3.50 Convertible Preferred Stock, Series A" (the "Preferred Stock"). The number of shares constituting such series shall initially be 690,000. Such number of shares may be decreased, at any time and from time to time, by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Preferred Stock to a number less than the number of shares then outstanding.

      SECTION 2. DIVIDENDS. (a) The holders of outstanding shares of the Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors out of funds of the Corporation legally available therefor, an annual cash dividend of $3.50 on each share of Preferred Stock and no more, payable quarterly on the last day of each March, June, September and December on which any shares of Preferred Stock shall be outstanding (each a "Dividend Due Date"). The amount of dividends payable per share for each full dividend period shall be computed by dividing the $3.50 annual dividend amount by four. Dividends payable for any partial quarterly period shall be calculated on the basis of a year of 360 days consisting of twelve 30-day months. Dividends on each share of Preferred Stock shall accrue and be cumulative from and after the date of issuance of such share of Preferred Stock. Dividends shall be payable to the holders of record as they appear on the stock transfer books of the Corporation at the close of business on the record date. The record date for the payment of dividends on the Preferred Stock on a Dividend Due Date shall be fixed by the Board of Directors and shall be not more than 60 days or less than 10 days preceding a Dividend Due Date. Dividends in arrears for any past dividend periods may be declared and paid at any time, without reference to any Dividend Due Date, to holders of record on a date not more than 60 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors.

      (b) If dividends upon any shares of Preferred Stock, or any other outstanding preferred stock of the Corporation ranking on a parity with the Preferred Stock as to dividends, are in arrears, all dividends or other distributions declared upon each series of such stock (other than dividends paid in stock of the Corporation ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up) may only be declared pro rata so that in all cases the amount of dividends or other distributions declared per share on each such series bear to each other the same ratio that the accumulated and unpaid dividends per share on the shares of each such series bear to each other. Except as set forth above, if dividends upon any shares of Preferred Stock, or any other outstanding stock of the Corporation ranking on a parity with the Preferred Stock as to dividends, are in arrears: (i) no dividends (in cash, stock or other property) may be paid, declared or set aside for payment or any other distribution made on any stock of the Corporation ranking junior to the Preferred Stock as to dividends (other than dividends or distributions in stock of the Corporation ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up) and upon liquidation, dissolution or winding up; and (ii) no stock of the Corporation ranking junior to or on a parity with the Preferred Stock as to dividends may be redeemed, purchased or otherwise acquired pursuant to a sinking fund or otherwise, except by conversion of such stock into, or exchange of such stock for, stock of the Corporation ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

      (c) No interest, sum of money in lieu of interest, or other property or securities shall be payable in respect of any dividend payment or payments which are accrued but unpaid. Dividends paid on shares of Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

      SECTION 3. CONVERSION PRIVILEGE. (a) Each share of Preferred Stock shall be convertible, at any time at the option of the holder thereof (but if such share is called for redemption pursuant to Section 6 prior to such share being properly surrendered for conversion in accordance herewith, then only to and including but not after the close of business on the date fixed for such redemption, provided that no default by the Corporation in the payment of the applicable Redemption Price (including any accrued and unpaid dividends) shall have occurred and be continuing on the date fixed for such redemption, in which case such right of conversion shall be reinstated until such time as the applicable Redemption Price (including any accrued and unpaid dividends) is paid in full) into that number of fully paid and non-assessable shares of the common stock, $1.00 par value per share (the "Common Stock"), of the Corporation (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing $50.00 by the Conversion Price then in effect.

      (b) The Conversion Price initially shall be $16.50 and shall be subject to adjustment from time to time as provided in Section 2(f) below.

      (c) In order to exercise the conversion privilege, the holder of shares of Preferred Stock shall surrender the certificate(s) representing such shares, accompanied by transfer instrument(s) satisfactory to the Corporation and sufficient to transfer the Preferred Stock being converted to the Corporation free of any adverse interest, at any of the offices or agencies maintained for such purpose by the Corporation (the "Conversion Agent") and shall give written notice to the Corporation that the holder elects to convert such shares. The initial Conversion Agent shall be Society National Bank, Houston, Texas, the transfer agent for the Preferred Stock. The Conversion Agent may be changed from time to time by the Corporation and the Corporation shall mail notice of any such change to the holders of record of the Preferred Stock no later than the Dividend Due Date next following the effective date of such change. Such notice shall also state the name(s), together with the address(es), in which the certificate(s) for shares of Common Stock shall be issued. As promptly as practicable after the surrender of such shares of Preferred Stock as aforesaid, the Corporation shall issue and deliver at the office of such Conversion Agent to such holder, or on his written order, certificate(s) for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions hereof and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided for below. Certificates will be issued for the balance of any remaining shares of Preferred Stock in any case in which fewer than all of the shares of Preferred Stock represented by a certificate are converted. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which shares of Preferred Stock shall have been surrendered and notice received by the Corporation as aforesaid, and the person(s) in whose names(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the Common Stock represented thereby at such time, unless the stock transfer books of the Corporation shall be closed on the date on which shares of Preferred Stock are so surrendered for conversion, in which event such conversion shall be deemed to have been effected immediately prior to the close of business on the next succeeding day on which such stock transfer books are open and such person(s) shall be deemed to have become such holder(s) of record of the Common Stock at the close of business on such later day. In either circumstance, such conversion shall be at the Conversion Price in effect on the date upon which such share shall have been surrendered to, and such notice received by, the Corporation.

      (d) In the case of any share of Preferred Stock which is converted after any record date with respect to the payment of a dividend on the Preferred Stock and on or prior to the Dividend Due Date (or other dividend payment date) with respect to such dividend, the dividend due on such Dividend Due Date (or other dividend payment date) shall be payable to the holder of record of such share as of such record date notwithstanding such conversion on or prior to the Dividend Due Date (or other dividend payment date) or the default by the Corporation in the payment of the dividends due on such Dividend Due Date (or other dividend payment date). Shares of Preferred Stock surrendered for conversion during the period from the close of business on any record date with respect to the payment of a dividend on the Preferred Stock to the opening of business on the Dividend Due Date (or other dividend payment date) with respect to such dividend shall (except in the case of shares of Preferred Stock which have been called for redemption on a Redemption Date within such period) be accompanied by payment in immediately available funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on the shares of Preferred Stock being surrendered for conversion on such Dividend Due Date (or other dividend payment date). The dividend with respect to all shares of Preferred Stock called for redemption on a Redemption Date during the period from the close of business on any record date with respect to the payment of a dividend on the Preferred Stock to and including the Dividend Due Date (or other dividend payment date) with respect to such dividend shall be payable on such Dividend Due Date (or other dividend payment date) to the holder of record of such shares on such dividend record date notwithstanding the conversion of such share of Preferred Stock after such record date and prior to such Dividend Due Date (or other dividend payment date), and the holder converting such share of Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Preferred Stock for conversion. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends accrued or declared on shares of Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

      (e) No fractional interest in a share of Common Stock shall be issued by the Corporation upon the conversion of any share(s) of Preferred Stock. Any fractional interest in a share of Common Stock resulting from conversion of any share(s) of Preferred Stock shall be paid in cash (computed to the nearest cent) based on the last reported sale price regular way (or closing bid price regular way if no sale occurred) of the Common Stock on the New York Stock Exchange ("NYSE") on the last Trading Day (as hereinafter defined) prior to which such share or shares of Preferred Stock are surrendered for conversion in the manner set forth above (or, if the Common Stock is not then listed or admitted for trading on the NYSE, the applicable price on such other national securities exchange on which the Common Stock is listed or admitted for trading or, if the Common Stock is not then listed or admitted for trading on any national securities exchange, the applicable price on the National Market System ("NMS") of the National Association of Securities Dealers, Inc. ("NASD") or, if the Common Stock is not authorized for quotation in the NMS, the applicable price in the automated interdealer quotation system of the NASD ("NASDAQ") or, if the Common Stock is not authorized for quotation in the NASDAQ, the applicable price in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Conversion Agent for such purpose; and in the event that none of the foregoing prices for such shares shall be available for such day, the fair market value of a share of Common Stock on such date as determined in good faith by the Board of Directors of the Corporation). If more than one certificate representing shares of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock represented by such certificates which are to be converted. As used herein, the term "Trading Day" means (i) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business;
(ii) if the Common Stock is not so listed or admitted for trading on any national securities exchange but is quoted on the NMS, NASDAQ or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system; or (iii) in any other case, a Business Day, as that term is defined in Section 12 below.

   (f) The Conversion Price shall be adjusted from time to time as follows:

        (1) In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this
   Section 3(f)(1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

        (2) In case the Corporation shall issue rights, warrants or other securities convertible into Common Stock to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in Section 3(f)(6) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, warrants or convertible securities, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this
   Section 3(f)(2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not issue any rights, warrants or convertible securities in respect of shares of Common Stock held in the treasury of the Corporation.

        If at any time after an adjustment to the Conversion Price shall have been made pursuant to this Section 3(f)(2), and (i) the rights, warrants or conversion rights shall expire, and a portion of such rights, warrants or conversion rights, or the right of conversion in respect of a portion of such other convertible securities, as the case may be, shall not have been exercised, and/or (ii) the consideration per share, for which shares of Common Stock are issuable pursuant to such rights or warrants or the terms of such convertible securities shall be increased to a price per share equal to or greater than the current market price per share (determined as provided in Section 3(f)(6) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, warrants or convertible securities, solely by virtue of provisions therein contained for an automatic increase in such consideration per share on the arrival of a specified date or the occurrence of a specified event, then in each such case the previous adjustment made pursuant to this Section 3(f)(2) shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled, shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of the issuance of such rights, warrants or convertible securities on the basis of (i) treating the number of additional shares of Common Stock, if any, theretofore issued or issuable pursuant to the previous exercise of such rights or warrants or right of conversion as having been issued on the date or dates of such exercise and for consideration actually received and receivable therefor, and (ii) treating any such rights, warrants or any such convertible securities which remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock are issuable under such rights, warrants or convertible securities; and if and to the extent called for by the foregoing provisions of this subsection on the basis aforesaid, a new adjustment of the Conversion Price shall be made, which shall supersede the previous adjustment so rescinded and annulled.

        (3) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

        (4) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock (i) evidences of its indebtedness and/or (ii) cash or other assets (excluding any rights, warrants or convertible securities referred to in Section 3(f)(2) above, any dividend payable solely in cash from out of the earnings of the Corporation and any dividend or distribution referred to in Section 3(f)(1) above), then in each case the Conversion Price shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividends or other distribution by a fraction the numerator of which shall be the difference between the current market price per share (determined as provided in Section 3(f)(1) below) of the Common Stock on such record date and the then fair market value as determined by the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with any Conversion Agent) of the portion of the cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Conversion Price has not previously been made pursuant to any of the provisions of this Section 3) applicable to one share of Common Stock and the denominator of which shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such record date.

        (5) The reclassification or change of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 3(f)(9) below applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such
   dividends   or  other   distributions"   and  the  "date  fixed  for  such
   determination" within the meaning of Section 3(f)(1) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of Section 3(f)(3) above).

        (6) For the  purpose of any  computation  under  Section  3(f)(2) and
   Section 3(f)(4) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the last reported sale price regular way (or closing bid price regular way if no sale occurred) for the 20 consecutive Trading Days selected by the Board of Directors commencing no more than 30 Trading Days before and ending no later than the date before the day in question on the NYSE (or, if the Common Stock is not then listed or admitted for trading on the NYSE, such other national securities exchange on which the Common Stock is listed or admitted for trading or, if the Common Stock is not then listed or admitted for trading on any national securities exchange, the applicable price in the NMS or, if the Common Stock is not authorized for quotation in the NMS, the applicable price in the NASDAQ or, if the Common Stock is not authorized for quotation in the NASDAQ, the applicable price in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Conversion Agent for such purpose; and in the event that none of the foregoing prices for such shares shall be available for such day, the fair market value of a share of Common Stock on such date as determined in good faith by the Board of Directors of the Corporation).

        (7) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this Section 3(f)(7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further, that adjustment shall be required and made in accordance with the provisions of this Section 3 (other than this Section 3(f)(7)) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of shares of Common Stock; and provided further, that to the extent permitted by applicable law, the Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Corporation, which determination shall be conclusive. Anything in this
   Section 3(f)(7) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by the provisions of this Section 3(f), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, or distribution of evidences of indebtedness or assets (other than cash dividends or distributions paid from retained earnings) hereafter made by the Corporation to its stockholders shall be a tax free distribution for federal income tax purposes. All calculations shall be made to the nearest cent.

        (8)  Whenever  the  Conversion  Price is adjusted as provided in this
   Section 3(f), the Corporation shall forthwith compute the adjusted Conversion Price and shall prepare a certificate setting forth such adjusted Conversion Price and including a brief statement of the facts requiring such adjustment and showing the manner of computing same. A copy of such certificate shall be filed with the Conversion Agent and the transfer agent for the Common Stock; and thereafter, until further adjusted, the adjusted Conversion Price shall be as set forth in such certificate; provided, that the computation of the adjusted Conversion Price shall be reviewed at least annually by the independent public accountants regularly employed by the Corporation and said accountants shall file a corrected certificate, if required, with the Conversion Agent and such transfer agent. The Corporation shall mail or cause to be mailed to the holders of the Preferred Stock, not later than the Dividend Due Date next following the effective date of any adjustment to the Conversion Price, a copy of the certificate filed with the Conversion Agent.

        (9) In case of any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation) or any sale or transfer of all or substantially all of the assets of the Corporation, each holder of a share of Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Corporation into which such share of Preferred Stock might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Corporation is not an entity with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "constituent entity"), or an affiliate of a constituent entity, and failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or transfer
   (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such consolidation, merger, sale or transfer by others than a constituent entity or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 3(f)(9) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holders of shares of Preferred Stock, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares. Any such adjustment shall be evidenced by a certificate of independent public accountants and a notice of such adjustment filed and mailed in the manner set forth in Section 3(f)(8) above, and each containing the information set forth in such
   Section 3(f)(8); and any adjustment so certified shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The above provisions shall similarly apply to successive consolidations, mergers, sales or transfers.

      (g) For purposes of this Section 3, "Common Stock" includes any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, subject to the provisions of Section 3(f)(9) above, shares issuable on conversion of shares of Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation on the date of the initial issuance of Preferred Stock by the Corporation, or shares of any class or classes resulting from any reclassification thereof and which have no preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

   (h) In case:

        (1) the Corporation shall take any action that would result in an adjustment to the Conversion Price; or

        (2) of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

        (3) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with any Conversion Agent, and shall cause to be mailed to all holders of shares of Preferred Stock at each such holder's last address as the same appears on the books of the Corporation, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such actions, or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined, or (ii) the date on which such consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in Sections (3)(h)(1) through 3(h)(3).

      (i) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of shares of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

      (j) The Corporation covenants that all shares of Common Stock which may be issued upon conversions of shares of Preferred Stock will upon issue be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

      (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of shares of Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Preferred Stock not theretofore converted.

      SECTION 4. GENERAL, CLASS AND SERIES VOTING RIGHTS. (a) Except as provided in this Section 4 and in Section 5 hereof or as otherwise from time to time required by law, the Preferred Stock shall have no voting rights.

      (b) So long as any shares of Preferred Stock remain outstanding, the vote or consent of the holders of at least two-thirds of the shares of Preferred Stock outstanding at the time (voting separately as a class) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

        (1) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of preferred stock) ranking prior (as that term is hereinafter defined in this Section 4) to the Preferred Stock; or

        (2) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation or of these resolutions, which would alter or change the powers, preferences, or special rights of the shares of the Preferred Stock so as to affect them adversely; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, in each case ranking on parity (as that term is hereinafter defined in this Section 4) with or junior to the Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences, or special rights; and provided further, that the unanimous vote or consent of the shares of Preferred Stock shall be necessary to effect any amendment to these resolutions that would (i) except as otherwise permitted by Section 3, increase the Conversion Price; (ii) reduce the annual cash dividends payable on the shares of the Preferred Stock, (iii) extend the Dividend Due Dates, (iv) reduce the Redemption Price payable pursuant to Section 6 or (v) modify the terms of Section 8.

      The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

      (c) For purposes of this resolution, any class or classes of stock of the Corporation shall be deemed to rank:

        (1) prior to the Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up if the holders of such class shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Preferred Stock;

        (2) on a parity with the Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, if the holders of such class of stock and the Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other; and

        (3) junior to the Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if such class shall be Common Stock or if the holders of the Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or series.

      SECTION 5. DEFAULT VOTING RIGHTS. (a) Whenever, at any time or times, dividends payable on the shares of Preferred Stock shall be in arrears in an amount equal to at least six quarterly dividends (whether or not consecutive), the holders of the outstanding shares of Preferred Stock shall have the right (voting separately as a class) to elect two directors of the Corporation.

      (b) At elections for such directors, each holder of Preferred Stock shall be entitled to one vote for each share held. Upon the vesting of such right with the holders of Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Preferred Stock as hereinafter set forth. The right of the holders of Preferred Stock, voting separately as a class, to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends in arrears on the Preferred Stock shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

      (c) Whenever the voting right described in Section 5(a) above shall be vested in the holders of the Preferred Stock, the right may be exercised initially either at a special meeting of the holders of the Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each successive annual meeting.

      (d) At any time when the voting right described in Section 5(a) above shall be vested in the holders of the Preferred Stock, and if the right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of 10% in number of the shares of the Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Preferred Stock for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding of annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Secretary of the Corporation. If the meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing it within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% in number of the shares of the Preferred Stock then outstanding may designate in writing one of their members to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this Section 5(d). Any holder of the Preferred Stock shall have access to the stock books of the Corporation as permitted under the General Corporation Law of the State of Delaware for the purpose of causing a meeting of the stockholders to be called pursuant to the provisions of this Section 5(d). Notwithstanding the provisions of this Section 5(d), however, no such special meeting shall be held during a period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

      (e) At any meeting held for the purpose of electing directors at which the holders of the Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of 33_% of the then outstanding shares of the Preferred Stock shall be required and be sufficient to constitute a quorum of the holders of the Preferred Stock for the election of directors by such class. At any such meeting or adjournment thereof
(i) the absence of a quorum of the holders of the Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of the Preferred Stock and the absence of a quorum or quorums of the holders of other classes or series of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Preferred Stock and (ii) in the absence of a quorum of the holders of the Preferred Stock, a majority of the holders present in person or by proxy of the Preferred Stock shall have the power to adjourn the meeting, or appropriate portion thereof, for the election of directors which the holders of the Preferred Stock are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The Chairman of the Board or the President of the Corporation shall preside at any such meeting.

      (f) The terms of office of all directors elected by the holders of the Preferred Stock shall expire upon the election of their successors by the holders of the Preferred Stock at any meeting of the stockholders of the Corporation for the purpose of electing directors. Upon termination of the right of the holders of the Preferred Stock to elect directors pursuant to this
Section 5, the  positions  on the Board of  Directors  created by  operation  of
Section 5(b), and the term of all directors elected by the holders of the Preferred Stock pursuant to this Section 5, shall thereupon terminate and, upon such termination, the number of positions on the Board of Directors created by operation of Section 5(b), and the number of directors constituting the Board of Directors, shall without further action be reduced by such number of positions and the number of directors whose terms so terminate, subject always to the increase in the number of directors pursuant to Section 5(a) in case of the future right of the holders of the Preferred Stock to elect directors.

      SECTION 6. REDEMPTION. (a) The outstanding shares of Preferred Stock shall not be subject to the optional redemption by the Corporation prior to April 23, 1996. On and after April 23, 1996, the Preferred Stock may be redeemed at the option of the Corporation, as a whole at any time or in part from time to time, at the following prices per share (the "Redemption Price") if redeemed during the 12-month period beginning April 23 of the years indicated:

           Period                         Redemption Price

        1996................................$    52.50
        1997................................$    52.00
        1998................................$    51.50
        1999................................$    51.00
        2000................................$    50.50
        2001 and thereafter.................$    50.00

together, in each case, with an amount equal to all dividends accrued and unpaid (whether or not declared or due) to the date of redemption.

   No sinking fund shall be established for the Preferred Stock.

   (b) Notice of any proposed redemption pursuant to this Section 6 of shares of Preferred Stock shall be mailed to each record holder of the shares of Preferred Stock to be redeemed at least 30 but not more than 60 days prior to the date fixed for such redemption (herein referred to as the "Redemption Date"). Each such notice shall specify (i) the Redemption Date, (ii) the Redemption Price,
(iii) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to receive the Redemption Price, (iv) the shares of Preferred Stock to be redeemed, and (v) the then effective Conversion Price and that the right of holders of shares of Preferred Stock being redeemed to exercise their conversion right shall terminate as to such shares at the close of business on the Redemption Date (provided that no default by the Corporation in the payment of the applicable Redemption Price (including any accrued and unpaid dividends) shall have occurred and be continuing). Any notice mailed in such manner shall be conclusively deemed to have been duly given regardless of whether such notice is in fact received. If less than all the outstanding shares of Preferred Stock are to be redeemed, the Corporation will select those to be redeemed pro rata, by lot or by another equitable method. In order to facilitate the redemption of the Preferred Stock, the Board of Directors may fix a record date for determination of holders of Preferred Stock to be redeemed, which shall not be more than 60 days prior to the Redemption Date with respect thereto.

   (c) The holder of any shares of  Preferred  Stock  redeemed  pursuant to this
Section 6 upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such shares of Preferred Stock and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on the Redemption Price of any share of Preferred Stock.

   (d) At the close of business on the Redemption Date for any share of Preferred Stock, such share shall (provided the Redemption Price (including any accrued and unpaid dividends to the Redemption Date) of such shares has been paid or properly provided for) be deemed to cease to be outstanding and all rights of any person other than the Corporation in such share shall be extinguished on the Redemption Date for such share (including all rights to receive future dividends with respect to such share) except for the right to receive the Redemption Price (including any accrued and unpaid dividends to the Redemption Date), without interest, for such share in accordance with the provisions of this Section 6, subject to applicable escheat laws.

   (e) In the event that any shares of Preferred Stock shall be converted into Common Stock prior to the Redemption Date pursuant to Section 3, then (i) the Corporation shall not have the right to redeem such shares and (ii) any funds which shall have been deposited for the payment of the Redemption Price for such shares shall be returned to the Corporation immediately after such conversion (subject to declared dividends payable to holders of shares of Preferred Stock on the record date for such dividends being so payable, to the extent set forth in Section 3 hereof, regardless of whether such shares are converted subsequent to such record date and prior to the related Dividend Due Date or other dividend payment date).

   (f) Notwithstanding the foregoing provisions of this Section 6, and subject to the provisions of Section 2 hereof, if a dividend upon any shares of Preferred Stock is past due, (i) no shares of the Preferred Stock may be redeemed, except by means of a redemption pursuant to which all outstanding shares of the Preferred Stock are simultaneously redeemed and (ii) the Corporation shall not purchase or otherwise acquire any shares of the Preferred Stock, except pursuant to a purchase or exchange offer made on the same terms to all holders of the Preferred Stock.

   SECTION 7. RANK; LIQUIDATION. (a) The shares of Preferred Stock shall rank prior to the shares of Common Stock and any other class of capital stock of the Corporation ranking junior to the Preferred Stock upon any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (for the purposes of this Section 7, a "Liquidation"). The holder of each share of Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, an amount equal to $50.00 per share plus all dividends (whether or not declared or due) accrued and unpaid on such share on the date fixed for the distribution of assets of the Corporation to the holders of the Preferred Stock before any distribution of assets shall be made to the holders of the Common Stock or the holders of any other stock that ranks junior to the Preferred Stock in respect of distributions upon the Liquidation of the Corporation.

   (b) If upon any Liquidation of the Corporation, the assets available for distribution to the holders of Preferred Stock and any other stock of the Corporation ranking on a parity with the Preferred Stock upon Liquidation which then shall be outstanding (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all outstanding shares of Preferred Stock and all other such parity stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the Preferred Stock in connection with such Liquidation of the Corporation an amount equal to the product derived by multiplying the Total Amount Available by a fraction, the numerator of which shall be the full amount to which the holders of the Preferred Stock shall be entitled under the terms of
Section 7(a) by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the Preferred Stock and all other stock ranking on a parity with the Preferred Stock upon Liquidation then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.

   (c) The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all of the property or assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for the purposes of this Section 7 (unless in connection therewith the Liquidation of the Corporation is specifically approved).

   (d) The holder of any shares of Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 7 until such holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such shares of Preferred Stock and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.

   (e) After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.


   SECTION 8.  SPECIAL CONVERSION RIGHTS.

   (a) Change of Control. Upon the occurrence of a Change of Control (as defined in Section 8(e)) with respect to the Corporation, each holder of Preferred Stock shall have the right, at the holder's option, for a period of 45 days after the mailing of a notice by the Corporation that a Change of Control has occurred, to convert all, but not less than all, of such holder's Preferred Stock into Common Stock of the Corporation at an adjusted conversion price per share equal to the Special Conversion Price (as defined in Section 8(e)). The Corporation may, at its option, in lieu of providing Common Stock upon any such special conversion, provide the holder with cash equal to the Market Value (as defined in Section 8(e)) of the Common Stock multiplied by the number of shares of Common Stock into which such shares of Preferred Stock would have been convertible immediately prior to such Change of Control at an adjusted conversion price equal to the Special Conversion Price. The special conversion right arising upon a Change of Control shall only be applicable with respect to the first Change of Control that occurs after the first date of issuance of any shares of Preferred Stock.

   (b) Fundamental Change. Upon the occurrence of a Fundamental Change (as defined in Section 8(e)) with respect to the Corporation, each holder of Preferred Stock shall have a special conversion right, at the holder's option, for a period of 45 days after the mailing of a notice by the Corporation that a Fundamental Change has occurred, to convert all, but not less than all, of such holder's Preferred Stock into the kind and amount of cash, securities, property or other assets receivable upon such Fundamental Change by a holder of the number of shares of Common Stock into which such shares of Preferred Stock would have been convertible immediately prior to such Fundamental Change at an adjusted conversion price equal to the Special Conversion Price. The Corporation or a successor corporation, as the case may be, may, at its option and in lieu of providing the consideration as required above upon such conversion, provide the holder with cash equal to the Market Value of the Common Stock multiplied by the number of shares of Common Stock into which such shares of Preferred Stock would have been convertible immediately prior to such Fundamental Change at an adjusted conversion price equal to the Special Conversion Price. Preferred Stock which becomes convertible pursuant to a special conversion right shall, unless so converted, remain convertible into the kind and amount of cash, securities, property or other assets that the holders of the Preferred stock would have owned immediately after the Fundamental Change if the holders had converted the Preferred Stock immediately before the effective date of the Fundamental Change as provided pursuant to Section 3(f)(9).

   (c) Notice. Upon the occurrence of a Change of Control or a Fundamental Change with respect to the Corporation, within 30 days after such occurrence, the Corporation shall mail to each registered holder of Preferred Stock a notice of such occurrence (the "Special Conversion Notice") setting forth the following:

      (1) the event constituting the Change of Control or Fundamental Change, together with such other information as may be required pursuant to the securities laws;

      (2) the conversion date upon exercise of the applicable special conversion right;

      (3)  the Special Conversion Price;

      (4) the Conversion Price then in effect under Section 3 and the continuing conversion rights, if any, under Section 3;
      (5) the name and address of the paying agent and Conversion Agent;

      (6) a statement that the holders who want to convert shares of Preferred Stock must exercise such conversion right within the 45-day period after the mailing of such notice by the Corporation;

      (7) a statement (i) that the exercise of such conversion right shall be irrevocable except that holders shall have the right to withdraw their election to exercise the special conversion right at any time prior to the conversion date by providing timely written, telegraphic or facsimile transmission notice of withdrawal to the Conversion Agent and (ii) that no dividends on shares of Preferred Stock (or portions thereof) tendered for conversion shall accrue from and after the conversion date; and

      (8) a statement that the Corporation (or a successor corporation, if applicable) may, at its option, elect to pay cash (specifying the amount thereof per share) for all shares of Preferred Stock tendered for conversion.

   (d) Exercise Procedures. A holder of Preferred Stock must exercise the special conversion right within the 45-day period after the mailing of the Special Conversion Notice or such special conversion right shall expire. Such right must be exercised in accordance with Section 3 to the extent the procedures in Section 3 are consistent with the special provisions of this
Section 8. Exercise of such conversion right shall be irrevocable, except that holders shall have the right to withdraw their election to exercise the special conversion right at any time prior to the conversion date by providing timely written, telegraphic or facsimile transmission notice of withdrawal to the Conversion Agent, and dividends on Preferred Stock tendered for conversion shall cease to accrue from and after the conversion date. The conversion date with respect to the exercise of a special conversion right arising upon a Change of Control or Fundamental Change shall be the 45th day after the mailing of the Special Conversion Notice.

   (e) Definitions.  The following definitions shall apply to terms used in this
Section 8:

      (1) "Beneficially own," and "beneficial ownership" mean, with respect to any security, having directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, (i) the power to vote or direct the vote of such security, and/or (ii) the power to dispose or direct the disposition of, such security.

      (2) a "Change of Control" with respect to the Corporation shall be deemed to have occurred in the event that any person or group of persons (within the meaning of Sections 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Paul N. Howell, any corporation, partnership or other entity controlled (as defined herein) by Paul N. Howell, or any trust of which Paul N. Howell is a trustee or beneficiary, acquires "beneficial ownership" (as defined herein) of more than 50% of the Common Stock; provided, however, that a Change of Control shall not be deemed to have occurred with respect to any transaction that constitutes a Fundamental Change.

      (3) "Control" (including the terms "controlling" and "controlled by") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

      (4) "Fundamental Change" with respect to the Corporation means (i) the occurrence of any transaction or event in connection with which all or substantially all the Common Stock of the Corporation shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) or (ii) the conveyance, sale, lease, assignment, transfer or other disposal of all or substantially all of the Corporation's property, business or assets (as such phrase is used in Section 271 of the General Corporation Law of the State of Delaware or any successor provision or statute); provided, however, that a Fundamental Change shall not be deemed to have occurred with respect to either of the following transactions or events: (1) any transaction or event in which more than 50% (by value as determined in good faith by the Board of Directors of the Corporation) of the consideration received by holders of Common Stock consists of Marketable Stock (as defined below); or (2) any consolidation or merger of the Corporation in which the holders of Common Stock of the
 Corporation immediately prior to such transaction own, directly or indirectly, (A) 50% or more of the common stock of the sole surviving corporation (or of the ultimate parent of such sole surviving corporation) outstanding at the time immediately after such consolidation or merger and
 (B) securities representing 50% or more of the combined voting power of the surviving corporation's Voting Stock (or of the Voting Stock of the ultimate parent of such surviving corporation) outstanding at such time. "Voting Stock" means, with respect to any person, capital stock of such person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency). The phrase "all or substantially all" as used in this definition in reference to the Common Stock shall mean 66_% or more of the aggregate outstanding amount; reference to the Common Stock shall mean 66_% or more of the aggregate outstanding amount.

      (5) the "Special Conversion Price" shall mean the higher of the Market Value of the Common Stock, or $9.08 per share; provided, however, that each time the then prevailing Conversion Price shall be adjusted as provided elsewhere herein, such dollar amount shall likewise be adjusted so that the ratio of such dollar amount to the then prevailing Conversion Price, after giving effect to any such adjustment, shall always be the same as the ratio of $9.08 to the initial Conversion Price (without giving effect to any adjustment).

      (6) the "Market Value" of the Common Stock or any other Marketable Stock shall be the average of the last reported sale prices of the Common Stock or such other Marketable Stock, as the case may be, for the five Trading Days ending on the last Business Day (as defined in Section 12 below) preceding the date of the Change of Control or Fundamental Change; provided, however, that if the Marketable Stock is not traded on any national securities exchange or similar quotation system as described in the definition of "Marketable Stock" during such period, then the Market Value of such Marketable Stock shall be the average of the last reported sale prices per share of such Marketable Stock during the first five Business Days commencing with the first day after the date on which such Marketable Stock was first distributed to the general public and traded on the NYSE or another national securities exchange, the NMS, the NASDAQ or any similar system of automated dissemination of quotations of securities prices in the United States; and

      (7) "Marketable Stock" shall mean Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of the Corporation as a result of a Fundamental Change (or of the ultimate parent of such successor), which is (or will, upon distribution thereof, be) listed or quoted on the NYSE or another national securities exchange, the NMS, the NASDAQ or any similar system of automated dissemination of quotations of securities prices in the United States.

   SECTION 9. PAYMENTS. (a) The Corporation may provide funds for any payment of the Redemption Price for any shares of Preferred Stock or any amount distributable with respect to any Preferred Stock under Sections 6 and 8 hereof by depositing such funds with a bank or trust company selected by the Corporation having a net worth of at least $50,000,000 and having its principal office in New York, New York, in trust for the benefit of the holders of such shares of Preferred Stock under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payment by the holders of such shares of Preferred Stock which shall reasonably be required by the Corporation. The Corporation shall be entitled to make any deposit of funds contemplated by this Section 9 under arrangements designed to permit such funds to generate interest or other income for the Corporation, and the Corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section 9, provided that the Corporation shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall require to be paid by the Corporation.

   (b) Subject to applicable escheat laws, if the conditions precedent to the disbursement of any funds deposited by the Corporation pursuant to this Section 9 shall not have been satisfied within two years after the establishment of the trust for such funds, then (i) such funds shall be returned to the Corporation upon its request; (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them; (iii) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Corporation for such payment, subject to applicable escheat laws; and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Corporation.

   (c) Any payment which may be owed for the payment of the Redemption Price for any shares of Preferred Stock pursuant to Section 6 or the payment of any amount distributable with respect to any shares of Preferred Stock under Section 8 shall be deemed to have been "paid or properly provided for" upon the earlier to occur of: (i) the date upon which funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (ii) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at either the address of such person then appearing on the books of the Corporation or such other address as the Corporation shall deem reasonable.

   SECTION 10. STATUS OF REACQUIRED SHARES. Shares of Preferred Stock issued and reacquired by the Corporation (including, without limitation, shares of Preferred Stock which have been redeemed pursuant to the terms of Section 6 hereof and shares of Preferred Stock which have been converted into shares of Common Stock) shall have the status of authorized and unissued shares of preferred stock, undesignated as to series, subject to later issuance.

     SECTION 11. PREEMPTIVE  RIGHTS.  The Preferred Stock is not entitled to any
preemptive  or  subscription   rights  in  respect  of  any  securities  of  the
Corporation.

   SECTION 12. LEGAL HOLIDAYS. In any case where any Dividend Due Date, any other dividend payment date, any Redemption Date or the last date on which a holder of Preferred Stock has the right to convert such holder's shares of Preferred Stock shall not be a Business Day (as defined below), then, notwithstanding any other provision of these resolutions or of the Preferred Stock, payment of a dividend due or a Redemption Price or conversion of the shares of Preferred Stock need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Dividend Due Date, other dividend payment date or Redemption Date or last day for conversion, provided that, for purposes of computing such payment, no interest shall accrue for the period from and after such Dividend Due Date, other dividend payment date or Redemption Date, as the case may be. "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, New York or the City of Houston, Texas are authorized or obligated by law or executive order to close.



   IN WITNESS WHEREOF, HOWELL CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by the President, and attested by its Secretary, this 19th day of April, 1993.

                                 HOWELL CORPORATION


                                 By: /s/ PAUL W. FUNKHOUSER
                                     Paul W. Funkhouser
                                     President


[SEAL]


ATTEST:


By:/s/ ALLYN R. SKELTON, II
   Allyn R. Skelton, II
   Secretary

                                                                           FILED
                                                        NOV. 26, 1986 10:00 A.M.
                                                             SIGNATURE ILLEGIBLE
                                                              SECRETARY OF STATE



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               HOWELL CORPORATION


      Howell Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("Company"), does hereby certify:

      FIRST: That the Board of Directors of the Company, pursuant to a unanimous written consent signed by all directors of the Company and effective as of September 22, 1986, adopted the following resolution, proposing and declaring advisable and in the best interests of the Company the amendment to the Certificate of Incorporation of the Company set forth in such resolution, and directed that the same be submitted to a vote of the stockholders of the
Company:

        RESOLVED, that it is desirable and in the best interests of the Company for the Company to amend its Certificate of Incorporation by the addition thereto of a new Article IX, which shall read in its entirety as follows:

                                   "ARTICLE IX


      No director of the corporation shall be personally liable to the corporation or its stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
      (iii) under Section 174 of the Delaware  General  Corporation Law, or
      (iv) for any transaction from which the director derived an improper personal benefit. This Article IX shall not eliminate or limit the personal liability of a director for any action or omission occurring prior to the date this Article IX becomes effective."

      SECOND: That thereafter, pursuant to resolutions of the Board of Directors, the holders of a majority of the common stock of the Company (such common stock being the only class of stock of the Company entitled to vote with respect to such amendment) signed a written consent approving the foregoing amendment, and prompt notice of such adoption will be given to those stockholders who have not so consented, all pursuant to Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, Howell Corporation has caused this Certificate of Amendment to be signed by Stephen K. Howell, as President, this 25th day of November, 1986.


                               HOWELL CORPORATION



                               By:  /s/ STEVEN K. HOWELL
                                    Stephen K. Howell
                                    President

/s/ ALLYN R. SKELTON, II
Allyn R. Skelton, II
Secretary

                                                                           FILED
                                                                       1:15 P.M.
                                                                   APR. 24, 1984
                                                             SIGNATURE ILLEGIBLE
                                                              SECRETARY OF STATE


                          PLAN AND AGREEMENT OF MERGER

      This Plan and Agreement of Merger is dated as of April 23, 1984, pursuant to the Texas Business Corporation Act and the General Corporation Law of Delaware, by and between Howell Corporation, a Delaware corporation (Delaware Corporation), and Howell Corporation, a Texas corporation (Texas Corporation), such corporations being hereinafter collectively referred to as the "Constituent Corporations".
                                   WITNESSETH:
      WHEREAS, the Delaware Corporation is a corporation duly organized and existing under the laws of the State of Delaware, having its registered office in the State of Delaware at 100 West Tenth Street. Wilmington, Delaware, and having an authorized capital stock of (a) 10,000,000 shares of Common Stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding and owned by the Texas corporation and (b) 1,000,000 shares of Preferred Stock, par value $1.00 per share, none of which shares are issued and outstanding; and

      WHEREAS, the Texas Corporation is a corporation duly organized and existing under the laws of the State of Texas, having its principal office in the State of Texas at 1010 Lamar, Suite 1800, Houston, Texas, and having an authorized capital stock of (a) 10,000,000 shares of Common Stock, par value $1.00 per share, of which 4,781,514 shares are issued and outstanding, 180,000 shares are reserved for issuance upon the exercise of employee stock options, and no shares are held as treasury shares, and (b) 1,000,000 shares of Preferred Stock, par value $1.00 per share, none of which are issued and outstanding; and
      WHEREAS, the respective Boards of Directors of the Delaware Corporation and the Texas Corporation deem it advisable and in the best interests of said corporations that the Texas Corporation be merged with and into the Delaware Corporation as the surviving corporation as authorized by the statutes of the States of Texas and Delaware under and pursuant to the terms and conditions hereinafter set forth, and each such Board has duly approved this Plan and Agreement of Merger (Plan);
      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger, the mode of carrying the same into effect, the manner and basis of converting the shares of each Constituent Corporation into shares of the Surviving Corporation and such ether details and provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval or adoption of this Plan by the requisite vote of the stockholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:

                                    ARTICLE I

              Merger and Name of Surviving Corporation At the Effective Time of the Merger, as hereinafter defined, the Texas Corporation shall be merged with and into the Delaware Corporation, which is hereby designated as the "Surviving Corporation", which shall not be a new corporation but which shall continue its corporate existence as a Delaware corporation to be governed by the laws of the State of Delaware and shall continue to be named Howell Corporation.

                                   ARTICLE II

                         Terms and Conditions of Merger

     The terms and conditions of the merger are (in addition to those set forth elsewhere in this Plan) as follows:
      (a) At the Effective Time of the Merger:

           (1) The Constituent Corporations shall be merged into a single corporation, which shall be the Delaware Corporation (the corporation designated herein as the Surviving Corporation).

           (2) The separate existence of the Texas Corporation shall cease.

           (3) The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each Constituent Corporation; all the rights, privileges, powers and franchises of each Constituent Corporation; all real, personal and mixed property and all debts due (on whatever account, for stock subscriptions as well as for all other choses in action or things belonging to each Constituent Corporation) to either Constituent Corporation shall be vested in the Surviving Corporation; and all property rights, privileges, posters, franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as effectually as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either Constituent Corporation shall not revert or be in any way impaired by reason of the merger; but all rights of creditors and all liens on any property of ether Constituent Corporation shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Specifically, but not by way of limitation, the Surviving Corporation shall be responsible and liable to dissenting shareholders of the Texas Corporation; and any action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Corporation shall be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in any such action or proceeding.

           (4) All corporate acts, plans, policies, contracts, approvals and authorizations of the Texas Corporation and its shareholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents which were valid and effective immediately prior to the Effective Time of the Merger shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to the Texas Corporation. The employees of the Texas Corporation shall become the employees of the Surviving Corporation.

           (5) The 1975 Non-Qualified Stock Option Plan of the Texas Corporation and any outstanding options granted thereunder shall be adopted in all respects by the Surviving Corporation, and the Texas Corporation hereby consents to such adoption.

           (6) The Directors and officers of the Delaware Corporation immediately prior to the Effective Time of the Merger shall be and constitute the Directors and officers of the Surviving Corporation to serve in accordance with the By-laws of the Surviving Corporation until their respective successors shall have been duly elected and qualified.

                                   ARTICLE III

                     Certificate of Incorporation and Bylaws

      (a) At the Effective Time of the Merger, the Certificate of Incorporation of the Delaware Corporation, a copy of which is appended hereto as Exhibit A, shall, from and after the Effective Time of the Merger, be and constitute the Certificate of Incorporation of the Surviving Corporation until further amended as provided by law.
      (b) The By-laws of the Delaware Corporation as existing and constituted immediately prior to the Effective Time of the Merger shall, from and after the Effective Time of the Merger, be and constitute the By-laws of the Surviving Corporation until amended in the manner provided by law.

                                   ARTICLE IV

                      Manner and Basis of Converting Shares

      The manner and basis of converting the shares of each Constituent Corporation into shares of the Surviving Corporation and the mode of carrying the merger into effect is as follows:
      (a) The 1,000 shares of Common Stock of the Delaware Corporation owned by the Texas Corporation immediately prior to the Effective Time of the Merger shall, at the Effective Time of the Merger, be canceled and no stock of the Surviving Corporation shall be issued on account thereof.

      (b) At the Effective Time of the Merger each issued and outstanding share of Common Stock of the Texas Corporation shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation. After the Effective Time of the Merger each holder of an outstanding certificate which prior thereto represented shares of Common Stock of the Texas Corporation shall be entitled, upon surrender thereof to the Surviving Corporation or its agent, to receive in exchange therefor a certificate or certificates representing the number of shares of Common Stock of the Surviving Corporation into which the shares of Common Stock of the Texas Corporation so surrendered shall have been converted as aforesaid. Until so surrendered, each such outstanding certificate which prior to the Effective Time of the Merger represented shares of Common Stock of the Texas Corporation shall for all corporate purposes evidence the ownership of the shares of Common Stock of the Surviving Corporation into which such shares shall have been so converted.
      (c) All shares of Common Stock of the Surviving Corporation into which shares of Common Stock of the Texas Corporation shall have been converted pursuant to this Article IV shall be issued in full satisfaction of all rights pertaining to such converted shares.
      (d) If any certificate for shares of Common Sock of the Surviving Corporation is to be issued in a name other than that in which the certificate is surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer.

                                    ARTICLE V

                   Other Provisions with Respect to the Merger

      (a) This plan shall be submitted to the stockholders of each Constituent Corporation as provided by the applicable laws of the States of Delaware and Texas. After the approval or adoption thereof by the stockholders of each Constituent Corporation in accordance with the requirements of the laws of the States of Delaware and Texas, all required documents shall be executed, verified, filed and recorded and all required acts shall be done in order to accomplish the merger under the provisions of the applicable statutes of the States of Texas and Delaware.

      (b) This Plan may be terminated at any time prior to the Effective Time of the Merger, whether before or after action thereon by the stockholders of the Constituent Corporations, (1) by mutual consent of the Constituent Corporations expressed by action of their respective Boards of Directors, or (2) by actions of the Boards of Directors of either of the Constituent Corporations if there shall not have been received from counsel satisfactory to the Board of Directors of the Texas Corporation opinion to the effect that: (A) the merger of the Texas Corporation and the Delaware Corporation as provided herein will constitute a nontaxable reorganization under the Internal Revenue Code; (B) no gain or loss will be recognized to the shareholders of the Texas Corporation upon the conversion in the merger of their existing stock into stock of the Delaware Corporation; (C) the tax basis of the shares of Common Stock of the Delaware Corporation received by the shareholders of the Texas Corporation will be the same as the tax basis of the shares of the Texas Corporation exchanged therefor;
(D) the holding period of the shares of Common Stock received by the shareholders of the Texas corporation will include the holding period of the shares of Common Stock of the Texas Corporation exchanged therefor, provided that such shares of Common Stock of the Texas Corporation were held as capital assets at the Effective Time of the Merger; (E) no gain or loss will be recognized by the Delaware Corporation or the Texas Corporation as a result of the reorganization; and (F) the tax basis of the assets of the Texas Corporation acquired by the Delaware Corporation pursuant to the merger will be the same as the basis of those assets in the hands of the Texas Corporation immediately prior to the Effective Time of the Merger.
      (c) if the merger is consummated, the Surviving Corporation shall bear and pay all Costs and expenses incurred by each of the Constituent Corporations. If the merger is not consummated, all expenses will be paid by the party incurring them.

      (d) The Surviving Corporation, from and after the Effective Time of the Merger, agrees that it may be sued and served with process in the State of Texas in any proceeding for the enforcement of any obligation of the Texas Corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of the Texas Corporation against the Surviving Corporation. The Surviving Corporation irrevocably appoints the Secretary of State of the State of Texas as its agent to accept service of process in any such proceeding. The Surviving Corporation will promptly pay to the dissenting shareholders of the Texas Corporation the amounts, if any, to which they shall be entitled under the applicable laws of the State of Texas with respect to the rights of dissenting shareholders, provided such dissenters act in strict compliance with the provisions of such laws governing rights of dissenting shareholders in the case of a merger.
      (e) The Texas Corporation and the Delaware Corporation, by mutual consent of their respective Boards of Directors to the extent permitted by law, may amend, modify, supplement and interpret this Plan in such manner as may be mutually agreed upon by them in writing at any time before or after adoption thereof by their respective stockholders, and, in the case of an interpretation, the actions of such Boards of Directors shall be binding; provided, however, that no such amendment, modification, or supplement shall affect the rights of any stockholder in any manner which is materially adverse to such stockholder in the judgment of the respective Board of Directors.

                                   ARTICLE VI

                    Approval and Effective Time of the Merger

      (a) The merger shall become effective when all the following actions shall have been taken: (1) this Plan shall be adopted and approved on behalf of each Constituent Corporation in accordance with the General Corporation Law of Delaware and the Texas Business Corporation Act; (2) this Plan as so adopted and approved, when certified and executed in accordance with the General Corporation Law of Delaware, shall be filed in the office of the Secretary of State of the State of Delaware; and (3) Articles of Merger (with this Plan attached as a part thereof), setting forth the information required by, and executed and verified to accordance with, the Texas Business Corporation Act, shall be filed in the office of the Secretary of State of the State of Texas (the particular time and date of such filing with the Secretary of State of the State of Texas being herein referred to as the "Effective Time of the Merger").
      (b) The Surviving Corporation shall, pursuant to Section 103(c)(5) of the General Corporation Law of Delaware, cause a duplicate copy of this Plan, certified by the Secretary of State of the State of Delaware, to be recorded in the Office of the Recorder of New Castle County, Delaware. The Surviving Corporation shall cause a copy of this Plan as filed to the State of Delaware and certified to by the public official having custody thereof to be filed with the Secretary of State of the State of Texas within 30 days after the Effective Time of the Merger if at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance of law or other action is necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to any property or rights of the Texas Corporation acquired or to be acquired by or as a result of the merger, the proper officers and directors of the Texas Corporation and of the Surviving Corporation, respectively, shall be and they hereby are severally and fully authorized to execute and deliver such deeds, assignments and assurances in law and to take such other action as may be necessary or proper in the name of the Texas Corporation or the Surviving Corporation to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Plan.
      (c) For the convenience of the parties and to facilitate the filing and recording of this Plan, this Plan may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
      (d) This Plan cannot be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

      IN WITNESS WHEREOF, each of the Constituent Corporations has, pursuant to authority duly given by its Board of Directors, caused this Plan and Agreement of Merger to be executed on its behalf by its officers, all as of the date first stated hereinabove.
                               HOWELL CORPORATION,
                                a Delaware corporation

ATTEST:
                               By:  /s/ PAUL W. FUNKHOUSER
                                    Paul W. Funkhouser
                                    Vice President and
/s/ STEVEN K. HOWELL                General Counsel
Steven K. Howell
Executive Vice President
and Secretary

                               HOWELL CORPORATION,
                                a Texas corporation
ATTEST:

                               By:  /s/ PAUL N. HOWELL
                                    Paul N. Howell
                                    Chairman, Chief Executive
/s/ STEVEN K. HOWELL                Officer and President
Steven K. Howell
Executive Vice President
and Secretary

      I, Steven K. Howell, Secretary of Howell Corporation, a corporation organized and existing under the laws of the State of Delaware (Howell Delaware), do hereby certify as such Secretary, that the Plan and Agreement of Merger to which this certificate is attached, after having been duly signed on behalf of Howell Delaware and having been signed on behalf of Howell Corporation, a corporation of the State of Texas, was duly adopted pursuant to
Section 252 in accordance with Section 228 of the General Corporation Law of Delaware, on the 23rd day of April, 1984, by the written consent of the stockholder holding 1,000 shares of common stock of Howell Delaware, the same being all of the shares issued and outstanding and entitled to vote thereon which Plan and Agreement of Howell Delaware was thereby adopted as the act of such stockholder of Howell Delaware.


      WITNESS MY HAND this 23rd day of April, 1984.


                               /s/ STEVEN K. HOWELL
                               Steven K. Howell
                               Secretary


      I, Steven K. Howell, Secretary of Howell Corporation, a corporation organized and existing under the laws of the State of Texas (Howell), do hereby certify, as such Secretary, that the Plan and Agreement of Merger to which this certificate is attached, after having been duly signed on behalf of Howell and having been signed on behalf of Howell Corporation, a corporation of the State of Delaware, was duly adopted pursuant to Art. 5.07 of the Texas Business Corporation Act, on the 23rd day of April, 1984, by the affirmative vote of the holders of at least two-thirds of the capital stock of Howell, which Plan and Agreement of Merger was thereby adopted as the act of the stockholders of Howell.

      WITNESS MY HAND this 23rd day of April, 1984.


                               /s/ STEVEN K. HOWELL
                               Steven K. Howell
                               Secretary

                              720800031

                                                                           FILED
                                                        MAR. 20, 1984 10:00 A.M.
                                                             SIGNATURE ILLEGIBLE
                                                              SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                               HOWELL CORPORATION


                                    ARTICLE I

The name of the corporation is Howell Corporation.

                                   ARTICLE II

      The address of the corporation's registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

                                   ARTICLE III

      The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

      The total number of shares of stock of all classes which the corporation shall have authority to issue is Eleven Million (11,000,000) of which Ten Million (10,000,000) shares of the par value of one Dollar ($1.00) each shall be shares of common stock, and One Million (1,000,000) shares of the par value of one Dollar ($1.00) each shall be shares of preferred stock.

      The corporation may issue one or more series of preferred stock. The preferred stock of each such series shall nave such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, option, redemption, conversion, exchange or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed by the board of directors in the resolution or resolutions providing for the issue of such series of preferred stock pursuant to the authority to do so which is hereby expressly vested in the board of directors.

      Except as otherwise provided in any resolution or resolutions of the board of directors providing for the issue of any particular series of preferred stock, the number of shares of stock of any such series so set forth in such resolution or resolutions may be increased or decreased (but not below the number of shares of such series then outstanding) by a resolution or resolutions likewise adopted by the board of directors.


      Except as otherwise provided in any resolution or resolutions of the board of directors providing for the issue of any particular or series of preferred stock, preferred stock redeemed or otherwise acquired by the corporation shall assume the status of authorized but unissued preferred stock and shall be unclassified as to series and may thereafter, subject to the provisions of this
Article IV and to any restrictions contained in any resolution or resolutions of the board of directors providing for the issue of any such series of preferred stock, be reissued in the same manner as other authorized but unissued preferred stock.

      Except as otherwise specifically required by law or as specifically provided in any resolution or resolutions of the board of directors providing for the issue of any particular series of preferred stock, the exclusive voting power of the corporation shall be vested in the common stock of the corporation. Each share of common stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the corporation.

                                    ARTICLE V

The name and mailing address of the incorporator is as follows:

      Name
                                           Address

Paul W. Funkhouser                  1010 Lamar, Suite 1800
                                    Houston, Texas 77002

      The name and mailing address of each person who is to serve as a director of the corporation until the first annual meeting of the stockholders of the corporation or until a successor is elected and qualified is as follows:

      Name
                                           Address

Paul W. Funkhouser                  1010 Lamar, Suite 1800
                                    Houston, Texas 77002

Joe A. Salkeld                      1010 Lamar, Suite 1800
                                    Houston, Texas 77002

Steven F. Howell                    1010 Lamar, Suite 1800
                                    Houston, Texas 77002


                                   ARTICLE VI

      In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.



                                   ARTICLE VII

      Election of Directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

                                  ARTICLE VIII

      The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the directors or stockholders of the corporation herein or in any amendment hereof are granted subject to this reservation.

      I, THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate. hereby declaring and certifying that this is my act and deed and the facts stated therein are true, and accordingly have hereunto set my hand this _____ day of March, 1984.


                               /s/ PAUL W. FUNKHOUSER
                               Paul W. Funkhouser